                                                                     Exhibit 2.1

                                                                EXECUTION COPY

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
ARTICLE I THE PURCHASE AND SALE.................................................................................     1

         1.1      The Purchase and Sale..........................................................................    1
         1.2      Excluded Assets................................................................................    3
         1.3      Assumption of Certain Liabilities..............................................................    3
         1.4      The Closing....................................................................................    5
         1.5      Purchase Price and Payment.....................................................................    5
         1.6      Purchase Price Adjustment......................................................................    5
         1.7      Purchase Price Allocation......................................................................    8
         1.8      Escrow.........................................................................................    8
         1.9      Deliveries by the Seller.......................................................................    8
         1.10     Deliveries by Buyer............................................................................    9
         1.11     Delivery by Parent.............................................................................   10
         1.12     Delivery of Convergent.........................................................................   10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER AND CONVERGENT...............................................   10

         2.1      Organization of the Seller.....................................................................   10
         2.2      Seller Capital Structure.......................................................................   10
         2.3      Intentionally Omitted..........................................................................   10
         2.4      Authority......................................................................................   10
         2.5      Seller Schedule................................................................................   11
         2.6      No Undisclosed Liabilities.....................................................................   11
         2.7      No Changes.....................................................................................   11
         2.8      Tax Matters....................................................................................   13
         2.9      Restrictions on Business Activities............................................................   13
         2.10     Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.................   13
         2.11     Intellectual Property..........................................................................   14
         2.12     Agreements, Contracts and Commitments..........................................................   15
         2.13     Interested Party Transactions..................................................................   16
         2.14     Governmental Authorization.....................................................................   17
         2.15     Litigation.....................................................................................   17
         2.16     Accounts Receivable............................................................................   17
         2.17     Environmental Matters..........................................................................   17
         2.18     Brokers' and Finders' Fees; Third Party Expenses...............................................   18
         2.19     Insurance......................................................................................   18
         2.20     Employees......................................................................................   19
         2.21     Compliance with Laws...........................................................................   19
         2.22     Complete Copies of Materials...................................................................   19

         2.23 Representations Complete...........................................................................   19
         2.24 Inventory..........................................................................................   20
         2.25 Assets.............................................................................................   20
         2.26 No Material Adverse Change.........................................................................   20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT...................................................   20

         3.1  Organization, Standing and Power...................................................................   20
         3.2  Authority..........................................................................................   20
         3.3  Litigation.........................................................................................   20
         3.4  No Violation.......................................................................................   21
         3.5  Consents and Approvals.............................................................................   21
         3.6  Reliance Upon Information..........................................................................   21

ARTICLE IV CONDUCT PRIOR TO THE CLOSING..........................................................................   21

         4.1  Conduct of Business of the Seller..................................................................   21
         4.2  No Solicitation....................................................................................   23
         4.3  No Encumbrance.....................................................................................   23

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................   23

         5.1  Offers of Employment...............................................................................   23
         5.2  Access to Information..............................................................................   24
         5.3  Confidentiality....................................................................................   24
         5.4  Expenses...........................................................................................   24
         5.5  Public Disclosure..................................................................................   25
         5.6  Tax Matters........................................................................................   25
         5.7  Third-Party Consents...............................................................................   26
         5.8  Commercially Reasonable Efforts....................................................................   26
         5.9  Notification of Certain Matters....................................................................   27
         5.10 Bulk Sales Compliance..............................................................................   27
         5.11 Additional Documents and Further Assurances........................................................   27
         5.12 Agreement Regarding Inventory......................................................................   27
         5.13 Agreement Regarding Accounts Receivable............................................................   28
         5.14 Collection of Accounts Receivable..................................................................   28
         5.15 Agreement Not to Compete and Nondisclosure.........................................................   29

ARTICLE VI CONDITIONS TO THE ACQUISITION.........................................................................   30

         6.1  Conditions to Obligations of Each Party to Effect the Acquisition..................................   30
         6.2  Additional Conditions to Obligations of Seller.....................................................   30
         6.3  Additional Conditions to the Obligations of Buyer and Parent.......................................   31

ARTICLE VII SURVIVAL; INDEMNIFICATION; ESCROW....................................................................   32

         7.1  Survival; Limitations on Indemnification...........................................................   32
         7.2  Indemnification Procedures.........................................................................   33
         7.3  Escrow Arrangements................................................................................   35

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................   40

         8.1      Termination....................................................................................   40
         8.2      Effect of Termination..........................................................................   41
         8.3      Amendment......................................................................................   41
         8.4      Extension; Waiver..............................................................................   41

ARTICLE IX GENERAL PROVISIONS....................................................................................   42

         9.1      Notices........................................................................................   42
         9.2      Interpretation.................................................................................   43
         9.3      Counterparts...................................................................................   43
         9.4      Entire Agreement; Assignment...................................................................   43
         9.5      Severability...................................................................................   43
         9.6      Other Remedies.................................................................................   43
         9.7      Governing Law..................................................................................   43
         9.8      Rules of Construction..........................................................................   43

                               INDEX OF EXHIBITS

         Exhibit               Description
         -------               -----------

         Exhibit A             Seller Schedules

         Exhibit B             Form of Legal Opinion to be issued by Martin E.
                               Freidel, Executive Vice President and General
                               Counsel of Seller

         Exhibit C             Form of Bill of Sale

                           ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of December 30, 2000 by and among Inter-tel Technologies, Inc. ("Buyer"), an
                                                                    -----
Arizona corporation and a wholly-owned subsidiary of Inter-tel Incorporated, an Arizona corporation ("Parent"), Parent, Convergent Communications Services,
                      ------
Inc., a Colorado corporation ("Seller") and a wholly-owned subsidiary of
                               ------
Convergent Communications, Inc., a Colorado corporation ("Convergent"), and
                                                          ----------
Convergent.

                                   RECITALS

     A. The Boards of Directors of each of Seller, Convergent, Parent and Buyer believe it is in the best interests of each company and their respective shareholders that Buyer acquire certain of the assets of, and assume certain of the liabilities of, the Seller relating solely to Seller's voice interconnect business as currently conducted (the "Business").
                                      --------

     B. Subject to the terms and conditions of this Agreement, Buyer and Seller will consummate the acquisition of such assets and the assumption of such liabilities (the "Acquisition") in consideration for the Purchase Price, as set
                  -----------
forth in Article I hereof.

     C. A portion of the cash otherwise payable by Buyer in connection with the Acquisition will be placed in escrow by Buyer, the release of which amount will be contingent upon certain events and conditions, all as more fully set forth in Article VII, Section 7.3 hereof.

     D. Seller, Convergent, Parent and Buyer desire to make certain representations and warranties and enter into other agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

                                  ARTICLE I

                             THE PURCHASE AND SALE

     1.1  The Purchase and Sale. At the Closing (as defined in Section 1.4
          ---------------------
below) and subject to and upon the terms and conditions of this Agreement, the Seller agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to purchase from the Seller, all of the Seller's right, title and interest in and to the assets and properties described on Schedule 1.1 hereto (collectively, the "Assets" or the "Acquired Assets"), free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort, including without limitation, any debts, obligations, or liabilities of Seller other than any such debt, obligation or liability that is an Assumed Liability hereunder, including without limitation, the following Assets of the
Seller:

          (a) all trade accounts, notes and other receivables existing as of the Closing Date generated by the Assets whether or not disclosed on the Closing Schedule (as defined below); provided, however, that no accounts receivable shall have an invoice date that is in excess of ninety (90) days prior to the Closing Date;

          (b) the leaseholds and subleaseholds therein, including security deposits in connection with such leaseholds and subleaseholds, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets) set forth on Schedule 1.1(b) (collectively, the "Leased Premises");
                                             ---------------

          (c) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, computers and other office equipment, furniture, vehicles, tools, and other similar items) located at the Leased Premises or used in the Business and listed on Schedule 1.1(c), which schedule shall include such information by location and which schedule shall be subject to adjustments by Seller at the request of Buyer in Buyer's sole discretion, prior to or as of the Closing Date, as set forth in Section 1.4(b);

          (d) all Seller Intellectual Property Rights (listed on Schedule 2.11 hereof), goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

          (e) the agreements, contracts, indentures, mortgages, instruments, encumbrances, guaranties, other similar arrangements, and rights thereunder, including all sales contracts (provided that and only to the extent that Buyer receives all proceeds and consideration due on or after the Closing Date, with respect to such sales contracts and orders) utilized in the Business and set forth on Schedule 1.1(e); all non-disclosure and non-solicitation agreements and similar agreements relative to the employees and assets of the Business; all non-competition/non-solicitation agreements relating to the Business, to the extent assignable; the vendor agreements listed on Schedule 1.1(e), and which in any event shall be pursuant to the terms and conditions reasonably acceptable to the Buyer as set forth in a consent to assignment in form and substance reasonably acceptable to Buyer, executed by the parties to any such agreement; and all post-petition contracts pursuant to consent agreements (including any interest in such post-petition contracts) in form and substance reasonably satisfactory to Buyer;

          (f) claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such item relating to Taxes) relating to the Business;

          (g) books, records, ledgers, files, documents, correspondence, lists, customer lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials relating to the Business;

          (h) a complete list of (x) the customers of Seller with installed equipment, or with equipment installations pending, as of the Closing Date, including any information known by Seller about the configuration of such customer's systems that specifies the type and quantities of such equipment; and
(y) the prospective customers of Seller, including all documentation relating thereto, each such list relating solely to the Business (collectively, "Customers"); and
 ---------

          (i) all raw materials, components, any work in process, finished goods, parts, free stock, materials and related items used in or related to the Business, wherever located and as set forth on Schedule 1.1(i) (the "Inventory").
 ---------

     1.2  Excluded Assets. Notwithstanding the foregoing, in no event shall the
          ---------------
Acquired Assets include any Excluded Asset. An "Excluded Asset" shall mean any
                                                --------------
asset or property of Seller which is not specifically listed on Schedule 1.1 (including Schedule 1.1(c) as adjusted by Seller pursuant to requests by Buyer prior to or as of the Closing Date, as set forth in Section 1.4(b)).

     1.3  Assumption of Certain Liabilities.
          ---------------------------------

          (a) Upon the terms and subject to the conditions of this Agreement, Buyer hereby assumes, effective as of the Closing, and agrees to pay, perform and discharge when due (i) all accrued liabilities which (A) relate to the Business, (B) are reflected as liabilities on the Closing Schedule (as defined in Section 1.6(a)) and (C) are listed on Schedule 1.3; (ii) all liabilities accruing on and after the Closing Date under the contracts, agreements, licenses and leases included in the Acquired Assets (including any operating and real property leases) and listed on Schedule 1.3; and (iii) all liabilities accruing on and after the Closing Date as a result of Buyer's ownership of the Acquired Assets, with the liabilities in clauses (i) and (ii) constituting the "Assumed
                                                                       -------
Liabilities." For avoidance of doubt, the parties hereto understand and agree
-----------
that, except as otherwise specified in this Agreement, and including subsections
(A) and (B) of the immediately preceding sentence, all obligations due in respect of periods occurring or arising prior to Closing shall be paid in full or otherwise satisfied by Seller and all obligations due in respect of periods occurring or arising on and after Closing shall be paid in full or otherwise satisfied by Buyer. All obligations that must be prorated shall be prorated on the basis of a thirty (30) day month. Notwithstanding the foregoing, in no event shall the Assumed Liabilities include any Excluded Liability (as defined in Section 1.3(b) below).

          (b)  The term "Excluded Liabilities" means:
                         --------------------

                (i) any obligation or liability of the Seller or Convergent not expressly stated to be assumed pursuant to Section 1.3(a);

                (ii) any obligation or liability of the Seller, Convergent or any other shareholder of the Seller or Convergent for Taxes (as defined in Section 2.8(a)) for all taxable periods ending on, prior to or after the Closing Date (including any obligation or liability for income Taxes attributable to the Business and Taxes arising from or associated with the sale and transfer from the Seller to Buyer of the Acquired Assets);

                (iii) subject to Section 5.6, any obligation or liability of the Seller in respect of Taxes (including real or personal property Taxes) for the period prior to the Closing Date or attributable to the transactions contemplated by this Agreement;

                (iv) any obligation or liability of the Seller or Convergent which is contrary to any representation or warranty of the Seller or Convergent contained in this Agreement or which was incurred in violation of any covenant, agreement or condition contained in this Agreement; provided however that to the
                                                    -------- -------
extent any such obligation or liability is an Excluded Liability, it cannot also constitute a breach of any such covenant, agreement, or condition.

                (v) any obligation or liability of the Seller in favor of Convergent or any of the Seller's other affiliates;

                (vi) any obligation or liability of the Seller or Convergent incurred after the Closing Date;

                (vii)  the General Debts (defined in Section 1.5);

                (viii) any obligation pursuant to any maintenance contract originating after the Closing Date, other than those contracts in which Buyer and/or Parent shall have assumed any and all revenue or full rights to payment of revenue under any such maintenance contract and as are listed on Schedule 1.3(b)(viii);

                (ix) any obligation pursuant to product warranties (including manufacturer's warranties) that are not covered by manufacturer's product warranties made by Mitel, Northern Telecom and Nitsuko, unless such obligations are disclosed on Schedule 1.3(b)(ix) and accepted by Buyer prior to the Closing Date;

                (x) any employee stock ownership plan, defined benefit plan or any other employee benefit plan, program, arrangement or agreement of the Seller or Convergent, including without limitation any Liabilities or obligations arising out of, relating to, resulting from or pursuant to any employee benefit plan as defined in Section 3(3) of ERISA;

                (xi) any obligation or liability relating to allegations against the Seller or Convergent or any of its or their respective successors, assigns or affiliates of sexual harassment, workplace harassment, unpaid salary or benefits or otherwise, made by any employee of Seller or Convergent or any of his or her successors, assigns, relatives or affiliates to the extent relating to events occurring prior to the Closing Date; and

                (xii) any liability, debts, obligation or commitments of Seller or Convergent related to claims based on (A) any violation of environmental laws which occurred or is alleged to have occurred prior to the Closing Date, (B) termination of Seller's employees by Seller whether prior to, on or after the Closing Date or (C) any other claims to the extent such obligations arise out of any default or breach by Seller.

     The Buyer will not assume or have any responsibility whatsoever with respect to any other obligation or liability of the Seller not included within the definition of Assumed Liabilities.

     1.4  The Closing.
          -----------

          (a) Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Acquisition (the "Closing") will take place as promptly
                                          -------
as practicable following satisfaction or waiver of the conditions set forth in
Article VI hereof, at the offices of the Parent in Phoenix, Arizona, unless another place or time is mutually agreed to in writing by Buyer and the Seller. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."
 ------------

          (b) At any time on or before the Closing Date, Buyer, in Buyer's sole discretion upon written notice to Seller, may request that Seller make adjustments to Schedule 1.1(c) to either (i) remove or reduce, or (ii) increase or add, certain items of tangible personal property (including but not limited to computers and other office equipment, furniture, vehicles, tools and other similar items), such that Schedule 1.1(c) shall reflect only those items of tangible personal property required by Buyer, as indicated in Buyer's written notice to Seller, based on the number and location of employees of Seller that Buyer expects to hire following the Closing Date and the tangible personal property assigned to or used by those employees prior to the Closing Date. Any adjustments to Schedule 1.1(c) shall be reflected on the Closing Schedule.

     1.5  Purchase Price and Payment. Subject to adjustment as set forth in
          --------------------------
Section 1.6 below and subject to the refund by operation of Sections 5.12 and/or 5.13, the aggregate purchase price to be paid by Buyer to the Seller for the Assets will be Eleven Million Nine Hundred Seventy Five Thousand One Hundred Sixty Two dollars ($11,975,162) (the "Aggregate Maximum Consideration") less any
                                      -------------------------------
and all payment obligations of the Seller (including all principal and interest payments) arising under, relating to or otherwise in connection with any and all institutional, shareholder, and/or officer loans, credit lines, long term mortgage or bank debt, accrued interest, income taxes, deferred taxes payable or receivable, and notes payable generated by the Business (collectively, the "General Debts") (the Aggregate Maximum Consideration, less any payment
 -------------
obligations of the Seller under the General Debts shall be hereinafter referred to as the "Purchase Price"). Notwithstanding the foregoing, the Aggregate
           --------------
Maximum Consideration to be paid to the Seller at the Closing shall not be reduced by the General Debts, if there is deposited into Escrow prior to the Closing a document reasonably satisfactory to Buyer and Buyer's counsel signed by the Seller, representing and warranting to Buyer that all of the General Debts have been paid (the "General Debt Payment Warranty"). Buyer shall pay to
                           -----------------------------
the Seller the Purchase Price (excluding the Escrow Amount as defined in Section 1.8), by cashier's check or wire transfer of immediately available funds to an account of the Seller at banks specified by the Seller at the Closing.

     1.6  Purchase Price Adjustment.  The Purchase Price will be subject to
          -------------------------
adjustment as follows:

          (a)  Closing Schedule. Prior to execution of this Agreement, the
               ----------------
Seller shall have (i) prepared (or cause to be prepared), paid for and delivered to Parent a schedule stating the Acquired Assets and Assumed Liabilities (the "November Schedule"). Within 60 days following the
 -----------------

Closing, the Seller shall prepare (or cause to be prepared), pay for and deliver to Parent a schedule stating the Acquired Assets and the Assumed Liabilities as of the Closing Date (the "Closing Schedule"). The November Schedule and the
                          ----------------
Closing Schedule shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") as in effect as of November 30, 2000 and
                                 ----
as of the Closing Date, respectively, consistent with the basis of accounting and classification procedures, judgments and estimation methodologies employed historically by Convergent in preparation of its audited financial statements. To the extent any employee terminated by Seller and hired by Buyer and/or Parent makes a claim against Seller or Convergent for accrued vacation pay, Seller shall be entitled to reduce the amount of the assumed vacation liability reflected on the Closing Schedule by the amount of such claim to the extent of the lesser of what is shown on the November Schedule for such employee or up to eighty (80) hours of vacation time.

          (b)  Parent's Review of the Closing Schedule. Parent and Parent's
               ---------------------------------------
accountants, at Parent's sole expense, will have 60 days (the "Parent Review
                                                               -------------
Period") from Parent's receipt of the Closing Schedule to review the Closing
------
Schedule and during such period the Seller and its accountants will cooperate with Parent and Parent's accountants and answer Parent and Parent's accountants' questions and provide such additional schedules and materials as Parent and Parent's accountants may reasonably request in order for Parent and Parent's accountants to have a meaningful review of the Closing Schedule.

          (c)  Adjustment of Purchase Price. Subject to the provisions of
               ----------------------------
Section 1.6(d), the Purchase Price will be adjusted as follows:

               (i)  For purposes of this Agreement, the term "Closing Net
                                                              -----------
Equity" will mean the amount equal to the sum of (x) Acquired Assets less (y)
------
Assumed Liabilities, in each case as set forth in the Closing Schedule delivered by the Seller, or, if any items in such schedule are disputed by Parent, the Closing Schedule mutually agreed upon by Parent and the Seller after resolution of their disputes, or, if no resolution is had, the Closing Schedule reflecting the determination of the Accountants (as defined in Section 1.6(d)(ii) below); and the term "November Net Equity" will mean the amount equal to the sum of (x)
              -------------------
Acquired Assets less (y) Assumed Liabilities in each case as set forth on the November Schedule previously delivered to Parent by the Seller. In determining the Closing Net Equity, there shall not be taken into account any accrual of Excluded Liabilities.

               (ii) If pursuant to the terms of this Section 1.6 the November Net Equity shall exceed the Closing Net Equity, the Seller will pay to Parent within three business days after the date on which the Closing Net Equity is finally determined pursuant to Section 1.6(d) hereof, an amount (the "Adjustment") equal to such excess plus interest thereon at the rate of 8.00%
 ----------
per annum, compounded annually from the Closing Date to the date of payment. The payment by the Seller to Parent of the Adjustment pursuant to this Section 1.6(c)(ii) will be made at the direction of the Seller by the Escrow Agent from the Escrow Fund by wire transfer of immediately available funds to an account of Parent at a bank specified by Parent.

          (iii) Buyer shall be entitled to any Adjustments resulting from any removal or reduction of scheduled items pursuant to Section 1.4(b). To the extent that the increase or addition of scheduled items pursuant to Section 1.4(b) causes the Closing Net Equity to exceed the November Net Equity, Buyer shall pay to Seller within three business days after the date on which the Closing Net Equity is finally determined pursuant to Section 1.6(d) hereof an amount equal to such excess plus interest thereon at a rate of 8.00% per annum, compounded annually from the Closing Date to the date of payment. Any payment by Buyer to Seller pursuant to this Section 1.6(c)(iii) shall be made by wire transfer of immediately available funds to an account of Seller at a bank specified by Seller.

     (d)  Disputes.
          --------

               (i) Subject to Section 1.6(d)(ii), the Closing Schedule delivered by the Seller to Parent will be final, binding and conclusive on the parties hereto.

               (ii) Parent may dispute the Closing Schedule (A) with respect to whether the Assets listed on the Closing Schedule were actually in existence and acquired by Buyer and not with respect to the value of the Assets listed on the Closing Schedule and (B) to the extent the net effect of all such disputed amounts related to the Closing Schedule in the aggregate would (x) affect the amount to be paid by the Seller pursuant to Section 1.6(c)(ii) and (y) amount to greater than 3% of the Closing Net Equity determined from the Closing Schedule originally submitted to Parent by the Seller pursuant to Section 1.6(a) hereof, provided, that, Parent will notify the Seller in writing of each disputed item,
--------  ----
and will specify the amount thereof in dispute, not later than the expiration of the Parent Review Period. If Parent and the Seller are able to resolve all the disputed items, then the Closing Schedule agreed upon by Parent and the Seller will be final, binding and conclusive on the parties hereto. If Parent and the Seller are unable to resolve some or all of such disputed items and are therefore unable to agree as to the Closing Schedule and the resultant Closing Net Equity within 20 days following the expiration of the Parent Review Period, Parent and the Seller will submit within 30 days following the expiration of the Parent Review Period the items remaining in dispute for resolution to a nationally recognized accounting firm (the member of which who will be primarily responsible for resolving such disputes will have had substantial auditing experience and substantial experience in arbitration or other dispute resolution proceedings concerning accounting issues) selected by mutual agreement of Parent and the Seller (or failing such agreement between Parent and the Seller, as selected by mutual agreement of Parent's independent accountants and Seller's independent accountants, or failing such agreement between Parent's independent accountants and the Seller's independent accountants, as appointed by the American Arbitration Association) (the "Accountants"), which will, within 30
                                        -----------
days after submission, determine, based solely on presentations by Parent and the Seller (and their respective accountants) and not by independent review, and render a written report to the parties upon, such remaining disputed items and the resultant calculation of the Closing Schedule and the Closing Net Equity in accordance with the provisions hereof, and such report and the resultant Closing Schedule will be final, binding and conclusive on the parties hereto. Any arbitration pursuant to this Section 1.6(d) shall be held in Phoenix, Arizona. In resolving any disputed item, the Accountants may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees and disbursements of the Accountants (and of the American Arbitration Association, if any) (a) will be borne by Parent if the Closing Net Equity finally determined pursuant to this
Section 1.6(d)(ii) shall be equal to or greater than 103% of the Closing Net Equity determined from the Closing Schedule originally submitted to Parent by the Seller pursuant to Section 1.6(a) hereof; (b) shall be borne by the Seller if the Closing Net Equity finally determined pursuant to this Section 1.6(d)(ii) shall be equal to or less than 97% of the Closing Net Equity determined from the Closing Schedule originally submitted to Parent by the Seller pursuant to
Section 1.6(a) hereof or (c) shall be borne 50% by Seller and 50% by Parent if the Closing Net Equity finally determined pursuant to this Section 1.6(d)(ii) shall be between 97% and 103% of the Closing Net Equity determined from the Closing Schedule originally submitted to Parent by the Seller pursuant to
Section 1.6(a) hereof.

     1.7  Purchase Price Allocation.  Within sixty (60) days following the
          -------------------------
Closing Date, Parent and Seller shall agree upon allocation of the Purchase Price, as adjusted, and the Assumed Liabilities (to the extent that they constitute part of the amount realized by the Seller for federal income tax purposes) among the Assets (the "Final Allocation"), which Final Allocation
                                 ----------------
shall be in accordance with Section 1060 of the Code. Each party hereto shall adopt and utilize the Final Allocation for purposes of all tax returns filed by them and shall not voluntarily take any position inconsistent with the foregoing in connection with any examination of any tax return, any refund claim, any litigation proceeding or otherwise. In the event that the Final Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of such dispute and the parties hereto shall consult with each other concerning resolution of the dispute. Each party agrees to timely file Internal Revenue Service Form 8594 reflecting the Final Allocation with its applicable federal tax return for the taxable year that includes the Closing Date. Notwithstanding anything in this Section 1.7 to the contrary, the parties shall determine prior to or on the Closing Date the portion of the Purchase Price that will be allocated to fixed assets in the Final Allocation, as set forth in Schedule 1.7 by location.

     1.8  Escrow.  At the Closing, Buyer shall deposit on behalf of Seller and
          ------
Seller will be deemed to have received and deposited an aggregate cash amount equal to seventy-five percent (75%) of the Aggregate Maximum Consideration (or Eight Million Nine Hundred Eighty One Thousand Three Hundred Seventy One dollars ($8,981,371)) (the "Escrow Amount") into an escrow account in accordance with
                    -------------
the provisions of Article VII below.

     1.9  Deliveries by the Seller. At the Closing, the Seller and Convergent
          ------------------------
shall deliver to Buyer and Parent the following:

          (a) signed and executed bills of sale and instruments of assignment conveying the Assets, in each case in form and substance reasonably satisfactory to Parent and its counsel;

          (b) a copy of the Seller's Articles of Incorporation, as amended through the date hereof, certified by the Secretary of State of the State of Colorado;

          (c) a certificate of the Secretary of State of the State of Colorado dated a date no more than two (2) days prior to the date hereof to the effect that the Seller is legally existing and in good standing under the laws of such state;

          (d) a certificate of the appropriate governmental authorities of the State of Colorado dated a date no more than two (2) days prior to the date hereof to the effect that the Seller has filed all tax returns required to be filed and has no outstanding tax liability (so-called "tax good standing" certificates);

          (e)  a certificate of the Secretary of Seller dated the date hereof
(i) certifying that Seller's Articles of Incorporation and Bylaws and the resolutions of the Board of Directors and sole shareholder of the Seller relating to the transactions contemplated hereby are true, correct and complete and that such Articles, Bylaws and resolutions have not been rescinded, superseded or otherwise modified since the date thereof, and (ii) attesting to the incumbency and signatures of the appropriate officers of Seller; and

          (f) consents to the contracts set out on Schedule 1.9(f) (which shall include any contracts between either of Seller or Convergent and secured lending parties) in form and substance reasonably satisfactory to Buyer (it being understood and acknowledged that Buyer will not accept any consent to a contract which enables the party to such contract giving consent to cancel such contract (or any material provision thereof) if it determines Parent or Buyer to be a competitor of such party).

     1.10 Deliveries by Buyer.  At the Closing, Buyer shall deliver to Seller
          -------------------
the following:

          (a) the payments required by Section 1.4 hereof, by delivery by wire transfer to such accounts as the Seller shall indicate to Buyer at least two (2) business days prior to the Closing and the payment required by Section 1.8 hereof to the Escrow Agent by wire transfer;

          (b) a certificate of the Secretary of State of the State of Arizona dated a date no more than two (2) days prior to the Closing Date to the effect that Buyer is legally existing and in good standing under the laws of such state;

          (c) a certificate of the Secretary of Buyer dated the date hereof (i) certifying that Buyer's Articles of Incorporation, Bylaws and the resolutions of the Board of Directors of Buyer relating to the transactions contemplated hereby are true, correct and complete and that such Articles, Bylaws and resolutions have not been rescinded, superseded or otherwise modified since the date thereof, and (ii) attesting to the incumbency and signatures of the appropriate officers of Buyer; and

          (d) resale exemption certificates for sales tax purposes in those states where Buyer is taking possession of the Inventory.

     1.11  Delivery by Parent.  At the Closing, Parent shall deliver a
           ------------------
certificate of the Secretary of Parent dated the date hereof certifying as to the resolutions of the Board of Directors of Parent relating to the transactions contemplated hereby.

     1.12  Delivery of Convergent.  At the Closing, Convergent shall deliver a
           ----------------------
certificate of the Secretary of Convergent dated the date hereof certifying as to the resolutions of the Board of Directors of Convergent relating to the transactions contemplated hereby.

                                  ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF SELLER AND CONVERGENT

     Each of the Seller and Convergent jointly and severally represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by the Seller and Convergent to Buyer and Parent (the "Seller Schedules") and dated as of the date hereof, and attached hereto as
      ----------------
Exhibit A, as follows:

     2.1   Organization of the Seller.  The Seller is a corporation duly
           --------------------------
organized, validly existing and in good standing under the laws of the State of Colorado. Seller is qualified to do business in all foreign jurisdictions in which it is required to be so qualified, except where failure to be so qualified would not have a material adverse effect on the Business. Seller has all necessary authorizations, approvals, orders, licenses, certificates, permits and clearances from each court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity") to own, lease or sell its properties and products and to
 -------------------
conduct its business as presently conducted and is not in violation of any such authorization, approval, order, license, certificate, permit or clearance, which are in full force and effect, and no suspension or cancellation thereof has been threatened that individually or in the aggregate would have a material adverse effect on the Business. The Seller has the corporate power to own the Acquired Assets and to carry on the Business as now being conducted. The Seller has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Buyer and each of which is in full force and effect.

     2.2   Seller Capital Structure.  All issued and outstanding capital stock
           ------------------------
of Seller is owned by Convergent. All outstanding shares of the Seller's capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Seller or any agreement to which the Seller is a party or by which it is bound.

     2.3   Intentionally Omitted.
           ---------------------

     2.4   Authority.  The Seller has all requisite corporate power and
           ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. The Seller's Board of Directors has unanimously approved, and Seller's sole shareholder has approved, the Acquisition, this

Agreement and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 2.4, the execution and delivery of this Agreement by the Seller does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles
                                  --------
of Incorporation or Bylaws of the Seller or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller or its properties or assets, except, with respect to any such Conflict in clause (ii) above only, where such Conflict would result in a material adverse effect on the Business. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to the Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (ii) compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (iii) such other consents, waivers, authorizations,
              -------
filings, approvals and registrations which are set forth on Schedule 2.4.

     2.5  Seller Schedule.  Schedule 2.5 sets forth the November Schedule. The
          ---------------
November Schedule states the Acquired Assets and Assumed Liabilities and has been prepared in accordance with GAAP as in effect as of November 30, 2000 and as applied on a consistent basis with the accounting and classification procedures, judgments and estimation methodologies employed by Convergent in the preparation of its audited financial statements, except as expressly stated on
Schedule 2.5.

     2.6  No Undisclosed Liabilities.  Except as set forth in Schedule 2.6 at
          --------------------------
the date hereof, the Seller does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured, known, unknown or other (whether or not required to be reflected in financial statements in accordance with GAAP consistently applied) with respect to the Acquired Assets.

     2.7  No Changes.  Except as set forth in Schedule 2.7, since the date of
          ----------
the November Schedule, there has not been, occurred or arisen any:

          (a) transaction by the Seller relating to the Business except in the ordinary course of business as conducted on that date;

          (b) capital expenditure or commitment by the Seller relating to the Business, either individually or in the aggregate, exceeding $25,000;

          (c) destruction of, damage to or loss of any Assets (whether or not covered by insurance);

          (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action relating to the Business;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Seller and relating to the Business;

          (f)  write-up by the Seller of any of the Assets;

          (g) increase in the salary or other compensation payable or to become payable by the Seller to any of its officers, directors, employees or advisors employed in the Business, or the declaration, payment or commitment or obligation of any kind for the payment, by the Seller, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement or the transactions contemplated hereby, other than normal course of business salary increases in connection with ongoing yearly reviews or promotions (none of which exceeds 10% of the previous year's salary);

          (h) acquisition, sale or transfer of any Asset of the Seller, except in the ordinary course of business as conducted on that date;

          (i) amendment or termination of any material contract, agreement or license to which the Seller is a party or by which it or its properties or assets is bound and which is utilized in the Business;

          (j) waiver or release of any right or claim of the Seller related to the Business, including any write-off or other compromise of any account receivable of the Seller related to the Business;

          (k) the commencement or notice or, to the knowledge of Seller, threat of commencement of any lawsuit or proceeding against or investigation of the Seller or its affairs relating to the Business;

          (l) notice of any claim of ownership by a third party of Seller Intellectual Property Rights (as defined in Section 2.11 below) or of infringement by the Seller of any third party's intellectual property rights relating to the Business;

          (m) change in pricing or royalties set or charged by the Seller relating to the Business;

          (n) any event or condition of any character that has or could be reasonably expected to impair the Seller's Business or the value of the Business; or

          (o) negotiation or agreement by the Seller or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (n) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

     2.8  Tax Matters.
          -----------

          (a)  Definition of Taxes. For the purposes of this Agreement, "Tax"
               -------------------                                       ---
or, collectively, a "Taxes", means any and all federal, state, local and foreign
                     -----
taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.  Except as set forth in Schedule 2.8:
               ----------------------

               (i) The Seller as of the Closing will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") that are due before the Closing, relating to
                         -------
any and all Taxes concerning or attributable to the Assets, the Assumed Liabilities or to the Business. All Taxes shown to be due and payable on such Returns have been or will be paid as of the Closing.

               (ii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the Assets relating to or attributable to
                           -----
Taxes, other than Liens for Taxes not yet due and payable.

               (iii) The Seller has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Seller or otherwise materially adversely affect Buyer, Parent, the Assets or the Business.

     2.9  Restrictions on Business Activities. There is no agreement (non-
          -----------------------------------
compete or otherwise), commitment, judgment, injunction, order or decree to which the Seller or Convergent is a party or otherwise binding upon the Seller or Convergent which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Seller, any acquisition of property (tangible or intangible) by the Seller or the conduct of the Business.

     2.10 Title of Properties; Absence of Liens and Encumbrances; Condition of
          --------------------------------------------------------------------
Equipment.
---------

          (a) The Seller owns no real property, nor has it ever owned any real property that is utilized in the Business. The Seller has not leased any real property utilized in the Business other than those properties listed on Schedule 2.10(a) (the "Business Properties"). All current leases of the Seller of the
              -------------------
Business Properties are in full force and effect, are valid and effective in accordance with their respective terms, and there is not with respect to the Seller and to the knowledge of the

Seller, any other party to such leases, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Seller has, in the case of the Business Properties, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in the Business, free and clear of any Liens, except for (i) such Liens that will be terminated prior to or as of the Closing Date, (ii) such Liens that constitute Assumed Liabilities and (iii) Liens for taxes not yet due and payable.

     2.11 Intellectual Property.
          ---------------------

          (a) The Seller owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined in Paragraph (c) below) that are material to the Business as currently conducted by Seller (collectively, the "Seller Intellectual Property Rights" and each, a "Seller
                    -----------------------------------               ------
Intellectual Property Right").
---------------------------

          (b) Schedule 2.11 sets forth a complete list of all patents, trademarks, registered copyrights, registered maskworks, trade names and service marks, and any applications therefor in respect of any of the foregoing, included in the Seller Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Seller Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11 also sets forth a complete list of all licenses, sublicenses and other agreements as to which the Seller is a party and pursuant to which the Seller or any other person is authorized to use any Seller Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or other trade secret
                                    -----------------
material to the Business, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Except as provided in Schedule 2.11, the Seller is not in violation of any license, sublicense or agreement described on such list. The execution and delivery of this Agreement by the Seller, and the consummation of the transactions contemplated hereby, (A) will not cause the Seller to be in violation or default under any such license, sublicense or agreement, (B) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (C) will not require the Seller to repay any funds already received by it from a third party. The Seller is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Seller Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Seller Intellectual Property Rights are being used.

          (c) Except as set forth in Schedule 2.11(c), no claims with respect to the Seller Intellectual Property Rights have been asserted or, to the knowledge of Seller, are threatened by any person nor are there any valid grounds, to the knowledge of the Seller, for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Business as now manufactured, sold or licensed or used for manufacture, use, sale or licensing by the Seller infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right of any third party, (ii) against the use by the Seller of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Business as currently conducted by the Seller, or (iii) challenging the ownership by the Seller, validity or effectiveness of any of the Seller Intellectual Property Rights. All registered patents, trademarks, service marks and copyrights held by the Seller that are used in the Business are valid and subsisting. To the knowledge of the Seller, there is no material unauthorized use, infringement or misappropriation of any of the Seller Intellectual Property Rights by any third party, including any employee or former employee of the Seller. No Seller Intellectual Property Right or product of the Business is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Seller. The Seller has not entered into any agreement (other than exclusive distribution agreements identified as such in the Seller Schedules) under which the Seller is restricted from selling, licensing or otherwise distributing any products of the Business to any class of customers, in any geographic area, during any period of time or in any segment of the market. Except as set forth on Schedule 2.11(c), each employee of Seller employed in the Business has executed a proprietary information and confidentiality agreement.

          (d)  "Commercial Software" means packaged commercially available
                -------------------
software programs generally available to the public through retail dealers in computer software which have been licensed to the Seller pursuant to end-user licenses and which are used in the Seller's business but are in no way a component of or incorporated in or specifically required to develop or support any of the Seller's products and related trademarks, technology and know-how.

     2.12 Agreements, Contracts and Commitments.
          -------------------------------------

          (a) Except as set forth on Schedules 1.1, 1.1(b), 1.1(c), 1.1(e), 1.2 and 2.12(a), the Seller does not have, is not a party to nor is it bound by:

               (i) any fidelity or surety bond or completion bond relating to the Business,

               (ii) any lease of personal property relating to the Business having a value in excess of $15,000 individually or $35,000 in the aggregate.

               (iii) any agreement of indemnification or guaranty relating to the Business,

               (iv) any agreement, contract or commitment containing any covenant limiting the freedom of the Seller to engage in the Business or to compete with any person,

               (v) any agreement, contract or commitment regarding capital expenditures relating to the Business and involving future payments in excess of $15,000,

               (vi) any agreement, contract or commitment relating to the disposition or acquisition of the Assets or any interest in the Business,

               (vii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(iii) hereof, relating to the Business,

               (viii) any purchase order or contract for the purchase of raw materials relating to the Business involving amounts individually in excess of $15,000, or in the aggregate in excess of $50,000,

               (ix)    any construction contracts relating to the Business,

               (x) any distribution, joint marketing or development agreement relating to the Business, or

               (xi) any other agreement, contract or commitment that involves $15,000 or more or is not cancelable without penalty within thirty (30) days relating to the Business,

          (b) Except as provided in Schedule 2.12(b), the Seller has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which it is a party or by which it is bound relating to the Business (any such agreement, contract or commitment, a "Contract"). Each
                                                                --------
Contract set forth in any of the Seller Schedules is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b) is not subject to any default thereunder of which the Seller has knowledge by any party obligated to the Seller pursuant thereto. The Seller has obtained, or will obtain prior to the Closing, all necessary consents, waivers and approvals of parties to any Contract as are required in connection with the Acquisition.

          (c) Seller has delivered to Buyer correct and complete copies of each of its (i) standard form of gold-level customer contract, (ii) standard form of silver-level customer contract, and (iii) standard form of platinum-level customer contract (collectively, the "Standard Form Agreements"). Except as
                                      ------------------------
provided in Schedule 2.12(c), none of the maintenance agreements or other Contracts with Customers set forth on Schedule 1.1 or Schedule 1.1(e) to this Agreement subject either Seller, or will subject Buyer as a result of the transactions contemplated by this Agreement, to any guaranty, warranty, obligation, condition, liability, contingency, penalty or other indemnity, beyond the applicable terms and conditions of such Standard Form Agreements or beyond the ordinary course of Seller's business.

     2.13  Interested Party Transactions. No officer and director of the Seller
           -----------------------------
(nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has any direct or indirect (i) interest in any entity which furnished or sold, or furnishes or sells, services or products that the Seller furnishes or sells, or proposes to furnish or sell, which relate to the Business or (ii) interest in any entity that purchases from or sells or furnishes to, the Seller, any goods or services relating to the Business, or (iii) beneficial interest in any contract or agreement set forth in Schedule 2.12; provided,
                                                                  --------
that, ownership of no more than one percent (1%) of the outstanding voting stock
----
of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13.

     2.14  Governmental Authorization. Schedule 2.14 accurately lists each
           --------------------------
consent, license, permit, grant or other authorization issued to the Seller by a Governmental Entity (i) pursuant to which the Seller currently operates or holds any interest in any of its Assets or (ii) which is required for the operation of the Business (hereinafter collectively referred to as "Seller Authorizations"),
                                                       ---------------------
which Seller Authorizations are in full force and effect and constitute all Seller Authorizations required to permit the Seller to operate or conduct its Business substantially as it is currently and has been conducted or hold any interest in its Assets.

     2.15  Litigation. There is no action, suit, claim or proceeding of any
           ----------
nature pending or, to the knowledge of the Seller, threatened against the Seller, Convergent (in each case with respect to the Business) or their respective properties or assets or any of the Seller's officers or directors, nor, to the knowledge of the Seller and Convergent, is there any basis therefor. Except as set forth in Schedule 2.15, there is no investigation pending or threatened against the Seller, Convergent (in each case with respect to the Business) or their respective properties or assets or any of the Seller's officers or directors (nor, to the knowledge of the Seller and Convergent, is there any basis therefor) by or before any Governmental Entity. Schedule 2.15 sets forth, with respect to any pending or, to the knowledge of Seller, threatened action, suit, proceeding or investigation, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy hereby requested, if any. No Governmental Entity has at any time challenged or questioned the legal right of the Seller to manufacture, offer or sell any of its products in the present manner or style thereof with respect to the Assets or the Business or to conduct the Business.

     2.16  Accounts Receivable. The Seller has made available to Buyer a list of
           -------------------
all accounts receivable with respect to the Business as reflected on the November Schedule ("Accounts Receivable"), along with a range of days elapsed
                    -------------------
since invoice. Except as set forth on Schedule 2.16(b), all the Accounts Receivable included in the Acquired Assets (i) represent actual indebtedness incurred by the applicable account debtors, (ii) represent amounts in respect of which Seller is not required to deliver, or perform on behalf of, the applicable account debtor any additional products or services; (iii) have arisen in the ordinary course of the Business's business; and (iv) will be subject on the Closing Date to no prior assignment, claim, Lien, charge or encumbrance of any nature whatsoever. As of the Closing Date, no person will have any Lien on any of such Accounts Receivable and no agreement for material deduction or discount has been made with respect to any of such Accounts Receivable.

     2.17  Environmental Matters.
           ---------------------

           (a)  Hazardous Material. No underground storage tanks and no amount
                ------------------
of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office
                                      ------------------
and janitorial supplies, are present, as a result of the deliberate actions of the Seller, or, to the Seller's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Seller has at any time owned, operated, occupied or leased in connection with the Business.

           (b)  Hazardous Materials Activities. In conducting the Business, the
                ------------------------------
Seller has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Seller disposed of, transported, sold, manufactured or stored any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any
                        ------------------------------
rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c)  Permits. The Seller currently holds all environmental approvals,
                -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of the Business and specifically for the Business's Hazardous Material Activities as such activities are currently being conducted.

           (d)  Environmental Liabilities. No material action, proceeding,
                -------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Seller, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Business. The Seller is not aware of any fact or circumstance, which could involve the Business in any material environmental litigation or impose upon the Seller any material environmental liability related to the Business.

           (e)  Capital Expenditures. The Seller is not aware of any capital
                --------------------
expenditures related to the Business which are required in order for it to comply with Environmental Laws.

     2.18  Brokers' and Finders' Fees; Third Party Expenses. Other than fees and
           ------------------------------------------------
expenses incurred in connection with the services to the Seller of Houlihan Lokey Howard & Zukin Capital, which fees and expenses shall be borne by the Seller, the Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.19  Insurance. With respect to the insurance policies and fidelity bonds
           ---------
covering the Assets or the Business or the employees, officers and directors of the Seller, except as set forth on Schedule 2.19, there is no claim by the Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the

Seller is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Seller has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.20 Employees
          ---------

          (a)  Definition. For purposes of this Agreement, the term "Employee"
               ----------                                            --------
shall mean any current, former, or retired officer, director or employee of the Seller or any affiliate of the Seller, employed in the Business, including but not limited to the employees listed on Schedule 2.20(a).

          (b)  Employment Matters. With respect to the Employees, the Seller (i)
               ------------------
is in compliance in all material respects with all applicable federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security, or other benefits.

          (c)  Labor. With respect to the Business, no work stoppage or labor
               -----
strike against the Seller is pending or, to the knowledge of Seller, threatened. The Seller is not involved in or, to its knowledge, is threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to the Seller. Neither the Seller nor any of its subsidiaries has engaged in any unfair labor practices with respect to an Employee within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to the Seller. The Seller is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Seller. The Seller is not aware that any current Employee of the Seller has any present intention of terminating such Employee's employment with the Seller.

     2.21 Compliance with Laws. The Seller has materially complied with, is not
          --------------------
in material violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation, domestic or foreign relating to the Business or the Assets.

     2.22 Complete Copies of Materials. The Seller has delivered or made
          ----------------------------
available true and complete copies of each document that has been requested by Buyer or its counsel.

     2.23 Representations Complete. None of the representations or warranties
          ------------------------
made by the Seller (as modified by the Seller Schedules), nor any statement made in any Seller Schedule, exhibit or certificate furnished by the Seller pursuant to this Agreement, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact, necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     2.24  Inventory. All Inventory consists of a quality and quantity usable
           ---------
and salable in the ordinary course of business, except for those items which in the reasonable opinion of Seller are obsolete, all of which have been written off or written down to net realizable value in the November Schedule. All Inventory not written off has been priced at net book value, which equals cost less reserves in accordance with GAAP as in effect as of the Closing Date consistent with the basis of accounting and classification procedures, judgments and estimation methodologies employed historically by Convergent in preparation of its audited financial statements.

     2.25  Assets. The Assets are in good working order in the ordinary course
           ------
of business and are free from any material defects.

     2.26  No Material Adverse Change. Except as set forth on Schedule 2.26
           --------------------------
hereto, since November 30, 2000, the Business has been operated in the ordinary course, and since such date, there has not occurred any material adverse change in the Business or Assets.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

     Each of Buyer and Parent represent and warrant to the Seller as follows:

     3.1   Organization, Standing and Power. Buyer is a corporation duly
           --------------------------------
organized, validly existing and in good standing under the laws of the State of Arizona. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. Each of Buyer and Parent has the corporate power to own its respective properties and to carry on its respective business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Buyer or Parent (as applicable) to consummate the transactions contemplated hereby.

     3.2   Authority. Each of Buyer and Parent has all requisite corporate power
           ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Buyer and Parent. This Agreement has been duly executed and delivered by Buyer and Parent and constitutes the valid and binding obligations of Buyer and Parent, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3   Litigation. There is no action, suit, proceeding, claim, arbitration
           ----------
or investigation pending, or as to which Buyer or Parent has received any notice of assertion against Buyer or Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay Buyer's purchase of the Assets contemplated by this Agreement.

     3.4   No Violation. The execution and delivery of this Agreement by each of
           ------------
Buyer and Parent, and the performance by each of Buyer and Parent of its obligations hereunder does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not result in a Conflict with or under (i) any provision of the Articles of Incorporation or Bylaws of the Buyer or Parent or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or Parent or their properties or assets.

     3.5   Consents and Approvals. Other than compliance with the HSR act, no
           ----------------------
filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or governmental authority is necessary for the consummation by Buyer or Parent of the transactions contemplated by this Agreement.

     3.6   Reliance Upon Information. In consummating the transactions
           -------------------------
contemplated by this Agreement, each of Buyer and Parent is relying upon this Agreement (including all Exhibits) and the Seller Schedules, and upon no other records, lists, contracts, documents or other written information supplied to Buyer or Parent by Convergent or the Seller.

                                  ARTICLE IV

                         CONDUCT PRIOR TO THE CLOSING


     4.1   Conduct of Business of the Seller. During the period from the date of
           ---------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Seller agrees to carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with the Business, use all reasonable efforts consistent with past practice and policies to preserve intact the Business's present business organizations and to collect all outstanding accounts receivable related to the Business, keep available for the Business the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it to the extent such relationships are related to the Business, all with the goal of preserving unimpaired the Seller's goodwill and ongoing Business at the Closing. The Seller shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Seller, and any material event involving the Seller relating to the Business. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.1, the Seller shall not, without the prior written consent of Parent:

           (a) Enter into any commitment or transaction not in the ordinary course of business of the Business or any commitment or transaction of the type described in Section 2.7 hereof;

          (b) Transfer to any person or entity any Seller Intellectual Property Right (other than pursuant to end user licenses in the ordinary course of business);

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Business;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Seller Schedules;

          (e)  Commence any litigation relating to the Business;

          (f) Cause or permit any amendments to its Articles of Incorporation or Bylaws that would have a material adverse effect on the Business or impair the Assets;

          (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, which in any of such events would result in the acquisition of Assets that are material, individually or in the aggregate, to the Business;

          (h)  Sell, lease, license or otherwise dispose of any of the Assets;

          (i) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee engaged in the Business except payments made pursuant to standard written agreements outstanding on the date hereof or as described in Schedule 2.12(a);

          (j) Write up any of the Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

          (k) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of the Business, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or adequately reserved against in the November Schedule;

          (l) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes relating to the Business;

          (m) Enter into any strategic alliance or joint marketing arrangement or agreement which would relate or effect the Business; or

          (n) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (o) above, or any other action that would prevent the Seller from performing or cause the Seller not to perform its covenants hereunder.

     4.2  No Solicitation. Until the Closing, neither the Seller nor Convergent
          ---------------
will (nor will the Seller or Convergent permit any of its respective officers, directors, agents, brokers, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than Parent, Buyer or any of their designees:

          (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or any portion of the Business or Assets whether by merger, private offering, consolidation, purchase of assets, tender offer or otherwise,

          (b) disclose any information relating to the Business not customarily disclosed to customers and others in the ordinary course of business other than its attorneys or financial advisors concerning the Seller's Business and Business Properties or afford to any person or entity access to its properties, books or records, or

          (c) assist or cooperate with any person to make any proposal to purchase, directly or indirectly, all or any part of the Assets, whether by merger, private offering, consolidation, purchase of assets, tender offer or otherwise, other than selling products of the Seller in the ordinary course of business.

     In the event the Seller shall receive during the period specified in this
Section 4.2 any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Seller shall immediately inform Parent as to any such offer or proposal.

     4.3  No Encumbrance. Until the earlier of the Closing Date or the date of
          --------------
termination of this Agreement, the Seller and Convergent will not (nor will the Seller or Convergent permit any of the Seller's or Convergent's respective officers, directors, agents, brokers, representatives or Affiliates directly or indirectly to), take any action which could in any way and at any time impair the Seller's good and valid title to all Assets or could cause or lead to the creation of any lien, claim, charge, restriction, pledge, security interest, option, right of any nature or other legal or equitable encumbrance with regard to any Assets.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS


     5.1  Offers of Employment. The Buyer and/or Parent shall make offers of
          --------------------
post-Closing employment to at least 240 employees employed by Seller in the Business as of the Closing provided however that Buyer and/or Parent reserve the
                           -------- -------
right to make such offers conditional upon (x) satisfactory completion by each such employee of Parent's customary mandatory drug testing program as currently in effect and (y) execution by each such employee of the Parent's customary proprietary information and inventions assignment agreement. In the event Seller is required to pay any employee terminated by Seller and hired by Buyer and/or Parent for accrued vacation pay, Buyer agrees to reimburse Seller the amount of such payment (up to a maximum of the lesser of what was shown on the November Schedule for the employee or eighty (80) hours of vacation time) within three (3) days of Buyer's receipt of notice of payment from Seller to the extent the amount of such payment was not already reflected as an adjustment on the Closing Schedule pursuant to the last sentence of Section 1.6(a). Buyer and/or Parent further agrees to give up to eighty (80) hours of vacation credit, if earned and not taken, to all employees terminated by Seller and hired by Buyer and/or Parent.

     5.2  Access to Information. The Seller shall afford Buyer and/or Parent and
          ---------------------
their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to
(a) all of the Seller's properties, books, contracts, commitments and records, and (b) all other information concerning the Business and the Assets, including all personnel engaged in the Business (subject to restrictions imposed by applicable law or by contract, which contracts are listed in Schedule 5.2) of the Seller as Buyer and/or Parent may reasonably request. The Seller agrees to provide to Buyer and/or Parent and their respective accountants, counsel and other representatives' copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein (except as disclosed in the Seller Schedules) or the conditions to the obligations of the parties to consummate the Acquisition.

     5.3  Confidentiality. Each of the parties hereto hereby agrees to keep such
          ---------------
information or knowledge obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential ("Confidential Information"); provided, however, that the foregoing shall not
  ------------------------    --------  -------
apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party,
(b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party,
(d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers, (f) is disclosed in the course of any litigation between any of the parties hereto,
(g) is developed independently by either party without reference to, or specific knowledge of, the other parties' Confidential Information, or (h) is conveyed by a party to a party's accountants, attorneys, brokers or advisors solely for purposes of consummating the transactions contemplated by this Agreement, provided that those entities are obligated to keep the Confidential Information confidential or, in the case of Seller, is conveyed to Seller's vendors (provided, that, such conveyance is approved in advance by Parent).
 --------  ----

     5.4  Expenses. Except for (x) expenses related to the preparation of the
          --------
Closing Schedule which expenses shall be paid for by Seller and (y) all filing fees incurred by any party hereto related to any and all filings made pursuant to the HSR Act or any successor law, which expenses shall be borne equally by Parent and Seller, whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, other regulatory and consulting and all other fees and expenses of third parties ("Third Party
                                                              -----------
Expenses") incurred by a party in connection with the negotiation and
--------
effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.5  Public Disclosure.  Unless otherwise required by the securities law
          -----------------
obligations of Parent and Convergent or other applicable law, prior to the Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Seller prior to release, provided, that, such approval shall not
                                        --------  ----
be unreasonably withheld.

     5.6  Tax Matters.
          -----------

          (a) To the extent relevant to the Assets and the Assumed Liabilities, the Seller and Convergent on the one hand and the Buyer and Parent on the other hand shall (i) provide the other with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and
(ii) retain and provide the other party with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination, or other tax proceeding. The Seller shall retain all relevant documents, including prior years' Tax Returns, supporting work schedules and other records or information that may be relevant to such returns and shall not destroy or otherwise dispose of any such records without the prior written consent of Buyer and Parent, unless the statute of limitations for audit and assessment has expired.

          (b) Any sales and use taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by Buyer and Seller. Seller shall assume responsibility for the remittance and reporting of all such sales and use taxes, and shall produce and deliver summaries of the tax calculations to Buyer. Within three (3) days of receipt of such summaries, Buyer shall reimburse Seller for Buyer's portion of the sales and use taxes.

          (c) Seller shall be responsible for and pay all taxes of Seller and its affiliates arising at any time and all taxes relating to the Business or Assets arising at any time with respect to the periods (or portion thereof) ending on or prior to the Closing Date, including the portion of real, personal or other property taxes attributable to the period which includes the Closing Date. Seller shall reimburse Buyer within three (3) business days following receipt of proof of payment for all property taxes relating to the periods (or portion thereof) ending on or prior to the Closing Date that are paid by Buyer. Buyer shall reimburse Seller within three (3) business days following receipt of proof of payment for all property taxes relating to the periods after the Closing Date that are paid by Seller with respect to the Assets acquired by Buyer pursuant to this Agreement, including property taxes attributable to Assets under lease that are either sold or transferred to Buyer subject to lease. To the extent that any property tax bills paid by Seller or Buyer include property taxes attributable to both the Assets acquired by Buyer pursuant to this Agreement and assets retained by Seller, the allocation of such property taxes between Buyer and Seller shall be calculated by a mutually agreed upon third party property tax compliance firm in accordance with this Section 5.6(c). To the extent that Buyer or Seller, as applicable, does not timely reimburse the other party for such payments of property taxes after the later of receipt of proof of payment or determination of the allocation of such property taxes by a third party firm in accordance with this Section 5.6(c), the amounts owed by Buyer to Seller or by Seller to Buyer, as applicable, shall accrue interest at a rate of 8.00% per annum.

     5.7  Third-Party Consents.
          --------------------

          (a) The Seller shall use its commercially reasonable efforts to obtain the consents, waivers and approvals under any of the contracts as may be required in connection with the Acquisition (all of which consents, waivers and approvals are set forth in Schedule 2.4) so as to preserve all rights of, and benefits to, the Seller thereunder. Other than consents for the contracts listed on Schedule 1.9(f) (which consents listed in Section 1.9(f) shall be obtained prior to the Closing) and notwithstanding the preceding sentence or anything to the contrary contained in Section 5.8 below, the Seller agrees to use its commercially reasonable efforts to obtain third-party consents to all other contracts, commitments, agreements, licenses, leases and the like that are material to the Business as currently conducted and as currently proposed to be conducted and are listed in Schedule 5.7, within thirty (30) days of the Closing Date. If the Seller is unable to obtain such consents within thirty (30) days after the Closing, the Seller shall cooperate with Buyer and agrees to enter into or effect any reasonable arrangement, if possible and if allowed by the third party, designed to provide for Buyer the benefits under any such contracts, commitments, agreements, licenses, leases and the like, including the enforcement, for the benefit of Buyer, of any and all rights of the Seller against any such third party arising out of the breach or cancellation thereof by such third party or otherwise.

          (b) Notwithstanding anything to the contrary in this Agreement, Seller agrees to use its commercially reasonable efforts to obtain consents to its agreements with each of Nortel, Mitel and Nitsuko prior to the Closing Date. Seller further agrees that, with respect to each of Nortel, Mitel and Nitsuko, Seller's commercially reasonable efforts prior to and following the Closing Date shall include but shall not be limited to (A) providing appropriate executive-level interactions to attempt to solicit the support and agreement of each of Nortel, Mitel and Nitsuko to post-Closing arrangements and technical support for the Customers, (B) cooperating with Buyer in pursuing legal actions to enforce, perfect and secure, for the benefit of Buyer, Seller's rights pursuant to agreements with each of Nortel, Mitel and Nitsuko, at an aggregate expense of up to $35,000 for Seller, with any additional expenses or obligations of Seller to be agreed upon by Buyer and Seller in such event, and (C) engaging in any general business activities intended to provide Buyer with the benefit of post-Closing arrangements with each of Nortel, Mitel and Nitsuko.

     5.8  Commercially Reasonable Efforts.  Subject to the terms and conditions
          -------------------------------
provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals (including any approvals required under the HSR Act) and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, that, Parent shall not be required to agree to any divestiture by
--------  ----
Parent or the Seller or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Seller or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9   Notification of Certain Matters.  The Seller shall give prompt notice
           -------------------------------
to Parent, and Parent and/or Buyer shall give prompt notice to the Seller, of
(i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Seller on the one hand, and Buyer and/or Parent on the other hand, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of the Seller on the one hand and Buyer and/or Parent on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.10  Bulk Sales Compliance.  The Seller and Parent shall comply in all
           ---------------------
respects, and provide Buyer all information required to comply with the provisions of any so-called "bulk sales law" of any relevant jurisdiction in connection with the sale of the Acquired Assets to Buyer.

     5.11  Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.12  Agreement Regarding Inventory.  Prior to the Closing Date or within
           -----------------------------
thirty (30) days following the Closing Date, Buyer shall allocate the Inventory listed on Schedule 1.1(i) to two categories; the first category (the "Category One Inventory") consisting of inventory items that are considered fast-moving, and the second category (the "Category Two Inventory") consisting of items that are considered old and/or slow-moving. Seller shall provide assistance to Buyer to enable Buyer to determine such allocations. Buyer shall identify at least $3.5 million of Category One Inventory that Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer in the Acquisition. The Aggregate Maximum Consideration shall include the purchase price paid for the Category One Inventory pursuant to Section 1.5 hereof. Additionally, Buyer agrees to take possession of the Category Two Inventory for the purposes of sales by Buyer to third parties. From time to time commencing on the Closing Date and ending on the one year anniversary thereof (the "Inventory Period"). Buyer agrees to pay to Seller payments (the "Inventory Payments") at a rate equal to sixty-five percent (65%) of Seller's book value (which information regarding Seller's book values shall previously have been provided by Seller to Buyer) on any item of Category Two Inventory that

Buyer sells to any third party. Each Inventory Payment shall be evidenced by an invoice generated by Buyer on a quarterly basis and shall be made to Seller within twenty (20) days after the end of each quarterly period. Promptly following the termination of the Inventory Payment Period, Buyer shall have the right to return all remaining Category Two Inventory to Seller at Seller's expense; provided, however, that in such event, Seller may elect to have such Category Two Inventory destroyed at Seller's expense.

     5.13  Agreement Regarding Accounts Receivable.  Beginning ninety (90) days
           ---------------------------------------
after the Closing Date and ending upon the expiration of the Second Escrow Period (as defined below), Buyer shall have the right to return uncollected Accounts Receivable (each a "Returned Account Receivable") to Seller. Seller
                             ---------------------------
agrees to accept each Returned Account Receivable to the extent not collected by Buyer. The parties acknowledge and agree that Buyer shall receive compensation from the Escrow Fund within twenty (20) days of return by Buyer of the Returned Account Receivable for each Returned Account Receivable equal to the value of such Returned Accounts Receivable as set forth on the Closing Schedule.

     5.14  Collection of Accounts Receivable.
           ---------------------------------

           (a) Promptly after the Closing, the Seller shall prepare and deliver to Buyer a list of all Accounts Receivable outstanding on the Closing Date. For a period of 90 days after the Closing Date (the "Collection Period") Buyer shall use commercially reasonable efforts to collect the Accounts Receivable. Buyer may, but shall not be obligated to, use a collection agency or commence legal actions in connection with such collection efforts. Promptly after the expiration of the Collection Period, Buyer shall advise Seller of those Accounts Receivable which have not been collected as of the end of the Collection Period which Buyer wishes to have Seller repurchase pursuant to
Section 5.13. Within twenty (20) days of receipt of such advice from Buyer, Seller shall purchase (without recourse to Buyer) such designated Accounts Receivable then remaining unpaid for a purchase price thereof equal to the face amount thereof.

           (b) Upon Seller's repurchase of any unpaid Accounts Receivable pursuant to this Section 5.14, (i) Buyer shall promptly deliver to Seller any tangible evidence of such Account Receivable then in the possession of Buyer or under its control, and (ii) Seller shall be entitled to take any and all actions which it may deem necessary or desirable in order to collect such unpaid Account Receivable. Buyer will, from time to time after such repurchase, execute and deliver to Seller such instruments and other documents as Seller may reasonably request to assist Seller in its collection efforts.

           (c) In the event that any payment received by Buyer during the Collection Period is remitted by a customer which is indebted under both Accounts Receivable and an account receivable arising out of the sale of inventory in the ordinary course of business after the Closing Date (a "New Receivable"), such payments shall first be applied to the Accounts Receivable due from such customer and the balance remaining after payment in full of all Accounts Receivable due from such customer shall be applied to the New Receivable; provided, however, that with respect to any Account Receivable which is contested or disputed by the payor thereof in writing prior to the Closing Date or during the Collection Period, the amount in dispute shall be deemed to have been collected by Buyer in respect of the New Receivable due from such customer (unless otherwise directed by the customer) (it being understood that undisputed amounts of Accounts Receivable shall be applied in accordance with the priorities set forth above in this Section 5.14).

          (d) Buyer will cooperate, at Seller's expense, with Seller in collecting any Accounts Receivable which are repurchased by Seller pursuant to this Section 5.14; provided, however, that the foregoing shall not require Buyer to be a party to any action brought by Seller to collect such Accounts Receivable.

          (e) Buyer agrees to furnish Seller within ten (10) days after the end of each month during the Collection Period a statement setting forth the Accounts Receivable collected during such month and a trial balance of the uncollected Accounts Receivable showing the aging thereof as of the end of such month.

          (f) Seller hereby authorizes Buyer to open any and all mail addressed to Seller (if delivered to Buyer) if received on or after the Closing Date and hereby grants to Buyer a power of attorney to endorse and cash any checks or instruments made payable or endorsed to Seller or its order and received by Buyer with respect to Accounts Receivable.

          (g) Any sums received by Buyer in respect of Accounts Receivable (and so identified by the relevant account debtor) after their repurchase by Seller pursuant to Section 5.14 hereof, shall be promptly transmitted by Buyer to Seller. In addition, if receipt by Buyer of unidentified sums of money from an account debtor who owes any Account Receivable repurchased by Seller pursuant to Section 5.14 hereof results in such account debtor having an aggregate credit balance with Buyer, Buyer shall promptly transmit to Seller an amount of money equal to the lesser of (A) such aggregate credit balance or (B) the remaining unpaid balance of all Accounts Receivable which have been repurchased by Seller and are payable by such account debtor to Seller. Buyer hereby grants to Seller a power of attorney to endorse and cash any checks or instruments made payable or endorsed to Buyer received by Seller with respect to the Accounts Receivable which are repurchased by Seller pursuant to this Section 5.14.

     5.15  Agreement Not to Compete and Nondisclosure
           ------------------------------------------

           (a) Seller and Convergent understand that Buyer shall be entitled to protect and preserve the going concern value of the Business related to the Acquired Assets to the extent permitted by law and that Buyer would not have entered into this Agreement absent the provisions of this Section 5.15, and therefore agree that Seller and Convergent will not (i) after the Closing Date and prior to the fifth anniversary of the Closing Date, directly or indirectly engage in, or be connected with, any sales of any customer premises voice networking equipment to any Customers set forth on the customer lists provided by Seller to Buyer pursuant to Section 1.1(h), (ii) after the Closing Date and prior to the fifth anniversary of the Closing Date, utilize proprietary voice equipment related data of prior sales or otherwise for purposes of a directed or targeted marketing campaign to any of the Customers, (iii) after the Closing Date and prior to the fifth anniversary of the Closing Date, directly or indirectly induce any former employee of Seller retained by Buyer in connection with Section 5.1 of this Agreement to leave the employ of Buyer or to accept any other position of employment (provided, however, that general solicitations such as general advertisements, participation in job fairs and other such activities shall not be prohibited), and (iv) at any time communicate or divulge any confidential information, knowledge or data related to the Acquired Assets or the Business, including but not limited to the customer lists provided pursuant to Section 1.1(h), all of which it agrees to hold in a fiduciary capacity for the benefit of Buyer, to any party other than Buyer. Notwithstanding the foregoing, any confidential information, knowledge or data related to the Business represented by the Acquired Assets shall not be subject to the restrictions of this Section 5.15 if the information, knowledge or data (a) is generally known to the public and did not become so known through any violation of law, (b) became known to the public through no fault of Seller or Convergent,
(c) is required to be disclosed by order of court or government agency with subpoena powers, (d) is disclosed in the course of any litigation between any of the parties hereto or (e) is conveyed by a party to a party's accountants, attorneys, brokers or advisors solely for purposes of consummating the transactions contemplated by this Agreement, provided that those entities are obligated to keep the information, knowledge or data confidential.

          (b) For purposes of this Section 5.15, the phrase "directly or indirectly engage in" shall include having a direct or indirect ownership interest (other than ownership of less than five percent of the outstanding voting securities of an entity which is registered under Section 12 of the Exchange Act) in any entity that engages in the business in question.

                                  ARTICLE VI

                         CONDITIONS TO THE ACQUISITION


     6.1  Conditions to Obligations of Each Party to Effect the Acquisition.
          -----------------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)   No Injunctions or Restraints; Illegality. No temporary
                ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

          (b)   HSR Act Waiting Period. Any waiting period applicable to the
                ----------------------
consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated.

     6.2  Additional Conditions to Obligations of Seller.  The obligations of
          ----------------------------------------------
the Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Seller:

          (a)  Representations, Warranties and Covenants. The representations
               -----------------------------------------
and warranties of Buyer and Parent in this Agreement shall be true and correct on and as of the Closing as though such representations and warranties were made on and as of such time and Buyer and Parent shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

          (b)  Certificate of Buyer. Seller shall have been provided with a
               --------------------
certificate executed on behalf of Parent by one of its executive officers to the effect that, as of the Closing:

               (i) all representations and warranties made by Buyer and Parent in this Agreement are true and correct in all material respects; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by Buyer and Parent on or before such date have been so performed, including, but not limited to, payment of the Purchase Price.

     6.3  Additional Conditions to the Obligations of Buyer and Parent. The
          ------------------------------------------------------------
obligations of Buyer and Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations, Warranties and Covenants. The representations
               -----------------------------------------
and warranties of the Seller and Convergent in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and the Seller and Convergent shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

          (b)  Certificate of Seller. Parent shall have been provided with a
               ---------------------
certificate executed on behalf of the Seller by an executive officer to the effect that, as of the Closing:

               (i) all representations and warranties made by the Seller and Convergent in this Agreement are true and correct in all material respects;

               (ii) all covenants, obligations and conditions of this Agreement to be performed by the Seller and Convergent on or before such date have been so performed; and

               (iii) there has not occurred since the date of this Agreement any material adverse change in the Business or Assets.

          (c)  Claims. There shall not have occurred any claims since the date
               ------
of execution of the Agreement (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the Business or Assets.

          (d)  Legal Opinion. Parent shall have received a legal opinion from
               -------------
Martin E. Freidel, Executive Vice President and General Counsel of Seller, substantially in the form of Exhibit B hereto.

          (e)  No Injunctions or Restraints on Conduct of Business. No temporary
               ---------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's or Parent's proposed acquisition of the Business, or limiting or restricting Buyer's or Parent's conduct or operation of the business of the Business following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

          (f)  Litigation.  Thereshall be no action, suit, claim or proceeding
               ----------
of any nature pending, or threatened, against Buyer, Parent, the Seller or Convergent, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

          (g)  Bill of Sale. The Seller shall have delivered to Parent bills of
               ------------
sale conveying the Assets, in each case in substantially the form attached hereto as Exhibit C.

          (h)  Third Party Consents. The Seller shall have delivered to Parent
               --------------------
 each third party consent listed on Schedule 1.9(f) in form and substance reasonably satisfactory to Parent and its counsel.

                                  ARTICLE VII

                       SURVIVAL; INDEMNIFICATION; ESCROW


     7.1  Survival; Limitations on Indemnification.
          ----------------------------------------

          (a) The representations and warranties and covenants and agreements of the parties contained herein will survive the Closing, subject to the time limitations set forth in Section 7.1(b) below. Notwithstanding the first sentence of this Section 7.1, and without limiting the generality thereof, any representation or warranty, covenant or agreement in respect of which indemnity may be sought under any section of this Agreement will survive the time at which it would otherwise terminate pursuant to this Agreement, if notice of the breach of the representation or warranty, covenant or agreement giving rise to such indemnity shall have been given to the party against whom such indemnity may be sought, prior to such time. If Buyer has reason to know of any misrepresentation or breach of warranty, covenant or condition herein prior to the Closing, Buyer agrees to promptly notify Seller of such occurrence and Buyer and Seller agree to use commercially reasonable efforts to cure such misrepresentation or breach in a manner mutually satisfactory to Buyer and Seller. If such parties have not reached agreement regarding a mutually satisfactory cure and all other conditions to Closing hereunder are otherwise satisfied, then Buyer may agree to effect the Acquisition and thereafter make a claim for indemnification under this
Section 7.1 in respect of any Losses incurred by Buyer and/or Parent arising from such uncured misrepresentation or breach.

          (b) If the Closing occurs, (x) Seller and Convergent will have no liability (for indemnification or otherwise) pursuant to this Article VII with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those contained in Sections 2.2, 2.8 and 2.17 and other than claims based upon the Excluded Liabilities unless on or before the date that is one (1) year after the date of Closing, an Indemnitee (defined in Section 7.2(a)) notifies Convergent of a claim specifying the factual basis of that claim in reasonable detail to the extent then known to Parent or Buyer (in accordance with Section 7.2) and
(y) Buyer and Parent will have no liability (for indemnification or otherwise) pursuant to this Article VII with respect to any representation or warranty, or covenant or obligation to be performed or complied with prior to the Closing Date, unless on or before the date that is one (1) year after the Closing Date, an Indemnitee (defined in Section 7.2(a)) notifies Buyer or Parent of a claim specifying the factual basis of that claim in reasonable detail to the extent known to Seller or Convergent (in accordance with Section 7.2). Any claim made by Buyer, its officers, directors or affiliates (including Parent) (each, a "Buyer Indemnitee" and collectively, the "Buyer Indemnitees") with respect to
 ----------------                         -----------------
Sections 2.2, 2.8 and 2.17 and the Excluded Liabilities may be made at any time, subject to applicable statutes of limitations. The Seller and Convergent acknowledge and agree that any claim made by a Buyer Indemnitee in respect of any Adjustment made to the Purchase Price pursuant to Section 1.6 hereof shall not preclude any Buyer Indemnitee from asserting a claim for indemnification made pursuant to Section 7.2 hereof for any Losses (defined in Section 7.2(a)) incurred by such Buyer Indemnitee (or its affiliates) arising out of any breach of any representation or warranty, covenant or other agreement of Seller or Convergent contained or incorporated by reference herein, with respect to facts that did not give rise to the Adjustment.

          (c) Notwithstanding anything herein to the contrary, except as provided in the last sentence of this Section 7.1(c), in no event will Seller or Convergent be liable to pay an amount to Buyer pursuant to the terms hereof, whether an indemnification or otherwise, greater than the Aggregate Maximum Consideration payable to Seller under Section 1.5 hereof. The parties expressly agree, however, that there shall be no maximum liability for Seller or Convergent pursuant to this section or otherwise with respect to matters related to Sections 2.8 and 5.6 or to any Excluded Liability.

     7.2  Indemnification Procedures.
          --------------------------

          (a) Each party will indemnify the other party, its officers, directors, or affiliates (including any parent entity thereof) (each, an "Indemnitee" and collectively, the "Indemnitees") against and hold harmless from
 ----------                         -----------
any and all damage, loss, liability, claim, obligation of any nature whatsoever and expense (including without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("Loss") incurred by any Indemnitee
                                               ----
arising out of any breach of any representation or warranty, covenant or other agreement of the other party contained or incorporated by reference herein. In addition, notwithstanding any disclosures made pursuant to this Agreement or any other disclosures made by Convergent or the Seller to Buyer and Parent, except as disclosed in the Seller Schedules, Convergent and/or the Seller will also indemnify the Buyer Indemnitees against and hold harmless from any Loss relating to or resulting from any liabilities (including the Excluded Liabilities), obligations or commitments of, and all claims against the Seller or Convergent arising from or based upon any condition, event or action existing on or occurring prior to the Closing Date, except for (i) liabilities set forth on the face of the Closing Schedule (as adjusted, if at all, pursuant to the provisions of Section 1.6(d) hereof) to the extent of the amount recorded for such liabilities on the face of the balance sheet contained in such financial statements, and (ii) payment or performance obligations arising out of contracts and agreements to which the Seller is a party and which are disclosed pursuant to Sections 2.11 or 2.12 of this Agreement or are not required to be disclosed pursuant to the terms of Sections 2.11 or 2.12 hereof.

     Notwithstanding the foregoing, no party shall be required to provide indemnification hereunder until the other party shall have first made a written demand for payment with respect to any Losses and the demand shall have either been rejected or not paid within twenty (20) days after receipt thereof.

          (b) If seeking indemnification pursuant to Section 7.2, an Indemnitee (the "indemnified party") will give prompt notice to the party to the other
      -----------------
party from whom indemnification is sought (as applicable) (the "indemnifying
                                                                ------------
party") of the assertion of any claim, or the commencement of any action or
-----
proceeding, in respect of which indemnity may be sought hereunder. The indemnified party will have the right in its sole discretion to control the defense of and settle any such claim; provided, however, that except with the
                                      --------  -------
consent of the indemnifying party, no settlement of any such claim will alone be determinative of the amount of any indemnity hereunder. In the event that the indemnifying party has consented to any such settlement, the indemnifying party will have no power or authority to object under any provision of this Article VII to the amount of any indemnification claim by the indemnified party with respect to such settlement. The indemnifying party will be entitled, at its expense, to participate in such defense. No investigation by the indemnified party at or prior to the Closing will relieve the indemnifying party of any liability hereunder, except as disclosed in the Seller Schedules.

          (c) If any third party shall notify the indemnified party with respect to any matter (a "Third Party Claim") which may give rise to a claim for
                          -----------------
indemnification against the indemnifying party under this Article VII, the indemnified party shall promptly notify the indemnifying party thereof in writing; provided, however, that no delay on the part of the indemnified party
         --------  -------
in notifying any indemnifying party shall relieve the indemnifying party from any obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is substantially prejudiced.

          (d) The indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner such indemnified party reasonably may deem appropriate (and such indemnified party need not consult with, or obtain any consent from, any indemnifying party in connection therewith), and the indemnifying party will remain responsible for any Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VII. Notwithstanding the foregoing sentence, (i) counsel for the indemnifying party shall be permitted to monitor the indemnified party's defense of a Third Party Claim for the purpose of advising the indemnifying party of the status and progress of the defense. Any such activity shall be at the sole expense of the indemnifying party and (ii) Seller shall have the right to defend against all Third Party claims relating to Tax matters as to periods ending on or prior to the Closing.

          (e) Notwithstanding anything contained herein to the contrary but subject to the proviso below, an indemnifying party shall not have any liability or obligation to indemnify the indemnified parties for any Losses unless and until Losses equal or exceed $200,000 in the aggregate for all Losses (aggregating, in the case of losses incurred by Seller and Convergent, all Losses arising from or relating to both Convergent and the Seller) (the "Basket
                                                                         ------
Amount") and Officer's Certificates (as hereinafter defined) shall have been
------
delivered to such indemnifying party with respect to such Losses; provided,
                                                                  --------
however, that this Basket Amount shall not apply to any Losses arising out of
-------
any breach of any representation, warranty or covenant contained in Section 2.8 "Tax Matters" or Section 2.15 "Litigation," or to Losses related to any Excluded Liability. At such time as Officer's Certificates with respect to Losses subject to the Basket Amount which in the aggregate equal the Basket Amount have been delivered, the indemnified parties shall be entitled to indemnification for all Losses, including the Basket Amount. An indemnified party shall not be entitled to recover consequential damages resulting from any Loss.

          (f) Notwithstanding the provisions of Article VII to the contrary, in the event any indemnification claim of a Buyer Indemnitee is based on an Excluded Liability (an "Excluded Liability Claim"), the Seller shall have
                        ------------------------
discretion, upon written notice to the indemnified party, to control the defense of and settle any such claim. Failure of the Seller to actively defend an Excluded Liability Claim shall entitle the indemnified party to control the defense of and settle such claim as provided above. Nothing herein shall prevent the indemnified party from participating or monitoring such defense of Excluded Liability Claims, provided such participation or monitoring is at the cost and expense of the indemnified party if the Seller is actively conducting a defense of such claim. The Seller may consent to the entry of any judgment or enter into any settlement with respect to any Excluded Liability Claim in any manner the Seller reasonably may deem appropriate (and such Seller need not consult with, or obtain any consent from, the indemnified party in connection therewith). The Seller shall pay all Losses relating to Excluded Liability Claims to the extent required under this Article VII. Nevertheless, if a Buyer Indemnitee is named as a party in an Excluded Liability Claim, then such party shall have the ability to control its own defense of and settle any such Excluded Liability Claim and shall be indemnified by the Seller and/or Convergent for any Losses arising out of or relating to such Excluded Liability Claim.

          (g) All indemnification by Seller under this Article VII shall be effected first by offset against the Escrow Fund.

     7.3  Escrow Arrangements.
          -------------------

          (a)  Escrow Fund. At the Closing, Buyer shall deposit on behalf of
               -----------
Seller and the Seller will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (together with any interest earned thereon during the term of the escrow set forth in this Section 7.3, the "Escrow Fund") without any act of the Seller. On the
                       -----------
Closing Date, the Escrow Amount, without any act of the Seller, will be deposited by Buyer with Bank One (the "Escrow Agent"). The Escrow Fund will be
                                       ------------
governed by the terms set forth herein. The Escrow Fund will be available (i) to effect any Adjustment to the Purchase Price made pursuant to Section 1.6, (ii) to serve as partial security for the Seller's indemnification obligations under
Section 7.2(a) hereof and (iii) to compensate Buyer for Accounts Receivable returned to Seller pursuant to Section 5.13 hereof. All interest accruing on any portion of Escrow Fund shall be paid to the party ultimately entitled to such Escrow Fund portion by operation of this Section 7.3.

          (b)  Escrow Periods; Distribution upon Termination of Escrow Period.
               --------------------------------------------------------------
The Escrow Fund shall be released to Seller upon occurrence of the following events:

               (i)   First Escrow Period. Within three (3) business days
                     -------------------
following the 100/th/ day following the Closing (the "First Escrow Period"), the
                                                      -------------------
Escrow Agent shall release to Seller by wire transfer of a portion of the Escrow Fund into a bank account designated by Seller, a cash amount equal to two-thirds of the Escrow Fund, less an amount equal to the sum of (x) all amounts theretofore distributed out of the Escrow Fund to the Buyer Indemnitees pursuant to this Section 7.3, and (y) an amount that would be equal, together with the balance of the Escrow Fund that would otherwise remain in the Escrow Fund, to such portion of the Escrow Fund which, in the judgment of Parent, subject to the reasonable objection of the Seller and the subsequent arbitration of the matter in the manner provided in Section 7.3(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the First Escrow Period, which amount shall remain in the Escrow Fund until such claims have been resolved.

               (ii)  Second Escrow Period. Within three (3) business days
                     --------------------
following the 180/th/ day following the Closing (the "Second Escrow Period" and,
                                                      --------------------
together with the First Escrow Period, the "Escrow Periods") the Escrow Agent
                                            --------------
shall release to Seller, by wire transfer of a portion of the Escrow Fund, into a bank account designated by Seller, a cash amount equal to the remaining balance of the Escrow Fund, less an amount equal to the sum of such portion of the remaining Escrow Fund which, in the judgment of Parent, subject to the reasonable objection of the Seller and the subsequent arbitration of the matter in the manner provided in Section 7.3(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Second Escrow Period, which amount shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved (such resolution to be evidenced by the written agreement of the Seller and the Parent or the written decision of the arbitrators as described in
Section 7.3(f)), the Escrow Agent will deliver to the Seller the remaining portion of the Escrow Fund (along with all accrued interest thereon) not required to satisfy such claims. The parties agree and acknowledge that any portion of the Escrow Fund excluded from distribution to Seller by operation of clauses (x) or (y) of Section 7.3(b)(i) shall not also be excluded from distribution to Seller by operation of this Section 7.3(b)(ii).

          (c)  Protection of Escrow Fund. The Escrow Agent will hold and
               -------------------------
safeguard the Escrow Fund during the Escrow Periods, will treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of the Buyer Indemnitees or the Seller and will hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Escrow Fund will be invested by Escrow Agent in demand and time deposits in banks or savings institutions, short term certificates of deposits or Treasury bills, or money market account instruments ("Permitted
                                                                  ---------
Investments"). Seller will at any time direct the Escrow Agent in writing
-----------
regarding the investment of all or any part of the Escrowed Funds, provided (i) such directed investments are Permitted Investments, and (ii) Parent consents thereto, which consent shall not be unreasonably withheld.

          (d)  Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any
               -----------------------
time on or before the last day of the Second Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that
                                     ---------------------
either Buyer or Parent has paid for any item of Loss and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent will, subject to the provisions of Section 7.3(e) and (f) hereof, deliver to Parent on behalf of such Buyer Indemnities out of the Escrow Fund an amount equal to such Losses by wire transfer (within three business days) of immediately available funds to an account of Parent specified by Parent. To the extent that the Escrow Fund is or becomes exhausted, Seller or Convergent will, subject to the provisions of Section 7.3(e) and (f) hereof, deliver to Parent an amount equal to such Losses by wire transfer (within three business days) of immediately available funds to an account of Parent specified by Parent.

          (e)  Objections to Claims. At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate will be delivered to the Seller and for a period of thirty (30) days after such delivery, the Escrow Agent will make no delivery to Buyer or Parent of any Escrow Funds pursuant to Section 7.3(d) hereof unless the Escrow Agent shall have received written authorization from the Seller to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent will make delivery from the Escrow Fund in accordance with Section 7.3(d) hereof, provided, that, no such payment or delivery may be made if the Seller shall
--------  ----
object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Seller shall so object in writing to any claim or claims made in any Officer's Certificate, Parent (on behalf of the Buyer Indemnitees) and the Seller will attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Parent and the Seller should so agree, a memorandum setting forth such agreement will be prepared and signed by both parties and will be furnished to the Escrow Agent. The Escrow Agent will be entitled to rely on any such memorandum and distribute funds from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Parent (on behalf of the Buyer Indemnitees) or the Seller may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration will not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter will be settled by arbitration conducted by one arbitrator. Parent and the Seller shall in good faith mutually agree upon the selection of the arbitrator. The arbitrator will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate will be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.3(e) hereof, the Escrow Agent will be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision will be written and will be supported by written findings of fact and conclusions which will set forth the award, judgment, decree or order awarded by the arbitrator.

               (iii) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration will be held in Phoenix, Arizona, under the rules then in effect of the American Arbitration Association. Parent (on behalf of the Buyer Indemnities) and the Seller shall each pay its own expenses related to the arbitration plus fifty percent (50%) of the costs of arbitration, including but not limited to the fees of the arbitrator and the administrative fee of the American Arbitration Association, except where the arbitrator in its order finds that the non-prevailing party should pay the costs of the arbitration.

          (g)  Escrow Agent's Duties.
               ---------------------

               (i) The Escrow Agent will be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and an officer of the Seller, and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent will not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent will not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent will not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under the Agreement, the Escrow Agent will not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent will not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Fund and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

     Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no
                                                      --------  -------
such resignation will become effective until the appointment of a successor escrow agent which will be accomplished as follows: Parent (on behalf of the Buyer Indemnities) and the Seller will use their commercially reasonable efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If Parent and the Seller fail to agree upon a successor escrow agent within such time, the Escrow Agent will have the right to appoint a successor escrow agent authorized to do business in the State of Arizona. The successor escrow agent will execute and deliver an instrument accepting such appointment and it will, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent will be discharged from any further duties and liability under this Agreement.

          (h)  Fees.   Half of all fees of the Escrow Agent for performance of
               ----
its duties hereunder will be paid by the Seller and half of all such fees will be paid by Parent (on behalf of the Buyer Indemnities). It is understood that the fees and usual charges agreed upon for services of the Escrow Agent will be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent will be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Each of Parent (on behalf of the Buyer Indemnities) and the Seller promises to pay one half of these sums upon demand.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination. Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Acquisition abandoned at any time prior to the
Closing:

          (a)  by mutual consent of Seller and Parent;

          (b) by Parent, Buyer, Convergent or the Seller if: (i) the Closing has not occurred by February 28, 2001; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any governmental entity that would make consummation of the Acquisition illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Parent's, Buyer's or the Seller's ownership or operation of all or a portion of the Business or (ii) compel Parent, Buyer or the Seller to dispose of or hold separate all or a portion of the Business or Assets as a result of the Acquisition;

          (d) by Parent or Buyer if (x) it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Seller and such breach has not been cured within five (5) business days after written notice to the Seller (provided, that, no cure period
                                                  --------  ----
shall be required for a breach which by its nature cannot be cured) or (y) there has occurred a material adverse change in the Business or Assets; or

          (e) by the Seller or by Convergent if neither is in material breach of its respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer or Parent and such breach has not been cured within five (5) business days after written notice to Buyer or Parent (as applicable) (provided, that, no cure period shall be required for a breach which
             --------  ----
by its nature cannot be cured).

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Buyer, the Seller or Convergent, or their respective officers, directors or shareholders, provided,
                                                                     --------
that, each party shall remain liable for any breaches of this Agreement prior to
----
its termination; and provided, further, that the provisions of Sections 5.3, 5.4
                     --------  -------
and 5.5 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto (excluding the Escrow Agent with respect to all matters other than those contained in Article VII hereto).

     8.4  Extension; Waiver. At any time prior to the Closing, Buyer and Parent,
          -----------------
on the one hand, and the Seller and Convergent, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Buyer or Parent, to:
                  Inter-Tel, Incorporated
                  120 North 44/th/ Street, Suite 200
                  Phoenix, AZ  85034-1822

               with a copy at the same address to the attention of Mr. John Gardner with a copy to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, California  94304-1050
                  Attention:  Caine T. Moss, Esq.

          (b)  if to the Seller or Convergent, to:

                  Convergent Communications Services, Inc.
                  400 Inverness Drive South, 4/th/ Floor
                  Englewood, CO  80112
                  Attention:  Legal Department

               with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  1801 California Street, Ste. 4100
                  Denver, CO  80202
                  Attention:  Richard M. Russo, Esq.

          (c)  if to Escrow Agent, to:
                  Bank One, Arizona, N.A.
                  Corporate Trust Services, AZ 1-1128
                  201 North Central Avenue, 25/th/ Floor
                  Phoenix, Arizona
                  Attention:  [Karen L. Robinson]

     9.2  Interpretation. The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment.  This Agreement, the schedules and
          ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent or Buyer may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates, so long as Parent agrees to continue to remain liable for all obligations of Parent and Buyer hereunder.

     9.5  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.8  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                                     * * *

     IN WITNESS WHEREOF, Buyer, Parent and the Seller have caused this Asset Purchase Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

Parent:

Buyer:                                Seller:

Inter-Tel Technologies, Inc.          Convergent Communications Services, Inc.

_________________________________     _________________________________________

By: /s/ Craig W. Rauchle              By: /s/ Joseph R. Zell
   ------------------------------        --------------------------------------
Name: CRAIG W. RAUCHLE                Name: JOSEPH R. ZELL
     ----------------------------          ------------------------------------
Title: PRESIDENT                      Title: CEO
      ---------------------------           -----------------------------------
Parent:                               Convergent:

Inter-Tel, Incorporated               Convergent Communications, Inc.


__________________________________    _________________________________________

By: /s/ Craig W. Rauchle              By: /s/ Joseph R. Zell
   -------------------------------       --------------------------------------
Name: CRAIG W. RAUCHLE                Name: JOSEPH R. ZELL
     -----------------------------         ------------------------------------
Title: EVP                            Title: CEO
      ----------------------------          -----------------------------------



                         ***ASSET PURCHASE AGREEMENT***

Escrow Agent:
(with respect to Article VII only)

BANK ONE TRUST COMPANY, NA
--------------------------

By: /s/ Brenda D. Black
   -----------------------

Name: BRENDA D. BLACK
     ---------------------

Title: VICE PRESIDENT
      --------------------


                        ***ASSET PURCHASE AGREEMENT***